Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Arena Pharmaceuticals, Inc.:
We consent to the use of our reports with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein.
/s/ KPMG LLP
San Diego, California
June 14, 2016